Exhibit 99.1

Viper Energy Announces Pricing of Secondary Common Stock Offering by Diamondback Energy, Inc.

March 5, 2024

MIDLAND, Texas, March 5, 2024 (GLOBE NEWSWIRE) – Viper Energy, Inc. (NASDAQ: VNOM) (“Viper”) announced today the pricing of an underwritten public offering of 11,500,000 shares of its Class A common stock (the “Secondary Offering”) by Viper’s parent, Diamondback Energy, Inc. (the “Secondary Stockholder”). The gross proceeds from the sale of the shares by the Selling Stockholder will be approximately $402.5 million. Viper will not receive any proceeds from the sale of the shares by the Selling Stockholder. The Secondary Offering is expected to close on March 8, 2024, subject to customary closing conditions.

The Selling Stockholder has also granted the underwriters a 30-day option to purchase up to an additional 1,725,000 shares of Viper’s Class A common stock.

J.P. Morgan, Barclays, Evercore ISI and Goldman Sachs & Co. LLC are acting as joint book-running managers for the Secondary Offering. BofA Securities, Capital One Securities, Comerica Securities, Pickering Energy Partners, Piper Sandler, PNC Capital Markets LLC, Raymond James, Roth Capital Partners, Scotiabank, Stifel, and TPH&Co., the energy business of Perella Weinberg Partners are acting as co-managers for the Secondary Offering. Copies of the written base prospectus and prospectus supplement for the Secondary Offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, prospectus-eq_fi@jpmchase.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; Barclaysprospectus@broadridge.com; (888) 603-5847; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com; and Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com.

The Class A common stock will be sold pursuant to an effective automatic shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Secondary Offering may only be made by means of a prospectus supplement and related base prospectus.

About Viper Energy, Inc.

Viper is a publicly traded Delaware corporation that owns and acquires mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding the completion of the Secondary Offering, Viper’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond Viper’s control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to acquisitions, including its consummation or the realization of the anticipated benefits and synergies therefrom. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in Viper’s filings with the SEC, including the prospectus and prospectus supplement relating to the offering, the Registration Statement (as defined below), its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, under the caption “Risk Factors,” as may be updated from time to time in Viper’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Viper undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contacts:

Adam Lawlis

+1 432.221.7467

alawlis@diamondbackenergy.com

Austen Gilfillian

+1 432-221-7420

agilfillian@viperenergy.com